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                       CIRCUS CIRCUS ENTERPRISES, INC.,
                                  as Issuer


                                     AND


                            THE BANK OF NEW YORK,
                                 as Trustee


                            ----------------------
                            SUPPLEMENTAL INDENTURE
                            ----------------------

                                 DATED AS OF


                              NOVEMBER 20, 1998

                                $275,000,000

                  9 1/4% SENIOR SUBORDINATED NOTES DUE 2005


--------------------------------------------------------------------------------
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

          Supplemental Indenture, dated as of November 20, 1998, between Circus Circus Enterprises, Inc., a Nevada corporation (hereinafter sometimes referred to as the "Company"), and The Bank of New York, a New York banking corporation, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture (as hereinafter defined).

                        W I T N E S S E T H  T H A T :

          WHEREAS, the Company and the Trustee have entered into an Indenture (the "Indenture") dated as of the date hereof, providing for the issuance of debt securities in series; and

          WHEREAS, for its lawful corporation purposes, the Company desires to create and authorize the series of 9 1/4% Senior Subordinated Notes due 2005 (hereinafter referred to as the "Notes") in an aggregate principal amount of $275,000,000, and, to provide the terms and conditions upon which the Notes are to be executed, registered, authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

          WHEREAS, the Notes are a series of Securities (as that term is defined in the Indenture) and are being issued under the Indenture, as supplemented by this Supplemental Indenture, and are subject to the terms contained therein and herein; and

          WHEREAS, the Notes and the certificates of authentication to be borne by the Notes are to be substantially in the following forms, respectively:

REGISTERED                                                            CUSIP NO.
PRINCIPAL AMOUNT
$

                                                                            NO.

                       CIRCUS CIRCUS ENTERPRISES, INC.
                         9 1/4% SENIOR SUBORDINATED
                                NOTE DUE 2005

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), 55 WATER STREET, NEW YORK, NEW YORK TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

          CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation (the "Company," which term shall include any successor under the Indenture hereinafter referred
to), for value received, hereby promises to pay to , or registered assigns, the principal sum of on December 1, 2005, and to pay interest thereon at the rate of 9 1/4% per annum, until the entire principal amount hereof is paid or duly provided for. This Note is one of a duly authorized series issued by the Company designated as the "9 1/4% Senior Subordinated Notes due 2005" (herein called the "Notes").

1.   Interest.

          The Company will pay interest semiannually on June 1 and December 1 of each year (each, an "Interest Payment Date") commencing June 1, 1999. Interest on the Notes will accrue from the most recent date to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of the Note, or, if no interest has been paid, from November 20, 1998. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Notes, if the date hereof is after a Record Date, as that term is defined below, and before the next succeeding Interest Payment Date, this Note shall bear interest from such Interest Payment Date; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on the Notes, from November 20, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment.

          The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders of Notes at the close of business on the May 15 or November 15 preceding the June 1 or December 1, as the case may be, on which the Interest Payment Date occurs (each, a "Record Date"). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and any interest by its check payable in such money. It may mail an interest check to a holder's registered address.

3.   Paying Agent and Registrar.

          Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture.

          The Company issued the Notes under an Indenture dated as of November 20, 1998 and a Supplemental Indenture dated as of November 20, 1998, each between the Company and the Trustee (collectively, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb), as amended, as in effect on the date of the Indenture. The Notes are subject to all such terms and Holders are referred to the Indenture and such Act for a statement of them. Terms used herein which are defined in the In-denture shall have the respective meanings assigned to them in the Indenture.

5.   Redemption.

          a. Optional Redemption. The Notes will be redeemable, at the option of the Company, (i) in whole but not in part, at any time prior to December 1, 2002, at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon to the applicable redemption date, and (ii) in whole or in part at any time on or after December 1, 2002 at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

          YEAR                                                      PERCENTAGE
          ----                                                      ----------
          2002 ...................................................  104.625%
          2003 ...................................................  102.313%
          2004 and thereafter ....................................  100.000%

          "Make-Whole-Premium" means, with respect to any Note at any redemption date, the excess, if any, of (a) the aggregate present value of the sum of the principal amount and premium that would be payable on December 1, 2002 of such Note and all remaining interest payments to and including December 1, 2002, discounted on a semi-annual bond equivalent basis from December 1, 2002 to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption), plus 50 basis points, over (b) the aggregate principal amount of the Note being redeemed.

          "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining average life of the Notes, PROVIDED that if the average life of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          b. Optional Redemption upon Public Equity Offering. On or prior to December 1, 2001, the Company may, at its option, use the net proceeds of a Public Equity Offering to redeem up to 35% of the originally issued aggregate principal amount of the Notes, at a redemption price in cash equal to 109.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED that not less than $178.8 million in aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of the Public Equity Offering.

          As used in the preceding paragraph, a "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Redeeemable Capital Stock) of the Company made on a primary basis by the Company pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, resulting in net cash proceeds to the Company (after deducting any underwriting discounts and commissions) of at least $50 million. "Capital Stock" means with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock. "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to the stated maturity of the Notes, or is convertible into or exchangeable for debt securities at any time prior to the stated maturity of the Notes.

          c. Mandatory Redemption. The Company will not be required to make any mandatory sinking fund payments in respect of the Notes.

6.   Denominations, Transfer, Exchange.

          The Notes are in registered form without coupons in denominations of $1,000 and in integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.   Persons Deemed Owners.

          The Holder of a Note may be treated as the owner of it for all purposes.

8.   Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

9.   Discharge Prior to Maturity.

          Subject to certain conditions, if the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay principal of and accrued interest on the Notes to maturity, the Company will be discharged (to the extent provided in the Indenture) from the Indenture and the Notes.

10.  Amendment, Supplement, Waiver.

          Subject to certain exceptions requiring the consent of the Holders of each of the affected Notes, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding affected by such amendment, supplement or waiver, and any past default or compliance with any provision as to the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture of the Notes to, among other things, cure any ambiguity, defect or inconsistency or to provide that the obligations of the Company hereunder may be represented solely in the records of the Com-pany in addition to or in place of the issue of Notes or to make any change that does not materially adversely affect the rights of any Holder.

11.  Restrictive Covenants.

          The Notes are general unsecured obligations of the company limited to the aggregate principal amount of $275,000,000. The Indenture does not limit the Company from incurring unsecured Indebtedness other than the aggregate principal amount of indebtedness to be issued pursuant to the Supplemental Indenture. It does limit the ability of the Company and its subsidiaries to grant certain security interests in their property without equally and ratably securing the Notes and to engage in certain sales and leaseback transactions, subject to certain important exceptions described therein. Once a year the Company must report to the Trustee with respect to its compliance with such limitations.

12.  Successor Corporation.

          When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

13.  Defaults and Remedies.

          An Event of Default is anyone of the following: (i) failure of the Company to pay (whether or not prohibited by the subordination provisions) interest for 30 days on, or the principal when due of, the Notes; (ii) failure to perform any other covenant contained in the Indenture for 30 days after notice (other than a Default under Section 4.02 or Article Five which Default shall be an Event of Default without the notice or passage of time specified in this clause); (iii) the occurrence of an event of default under any instrument evidencing Indebtedness of the Company or its subsidiaries entitling the holder or holders thereof to accelerate the payment of an aggregate principal amount of $10,000,000 or more of such Indebtedness, which event of default is not cured or waived in accordance with the provisions of such instrument, or such Indebtedness is not discharged, within 30 days after the receipt by the Company of notice from the Trustee or the holders of 25% in principal amount of such series of Debt Securities then outstanding of such event of default and requiring the Company to cause such event of default to be cured or such Indebtedness to be discharged; and (iv) certain events of bankruptcy, insolvency or reorgani-

If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately in accordance with
Section 6.02 of the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require security and indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

14.  Trustee Dealings with Company.

          The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its subsidiaries or Affiliates, and may otherwise deal with the Company or its subsidiaries or Affiliates, as if it were not Trustee.

15.  No Recourse Against Others.

          A past, present or future director, officer, employee, stockholder or incorporator, as such, of the company or any successor corporation shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and released all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.  Authentication.

          This Note shall not be valid until the Trustee signs the certificate of authentication at the end of this Note.

17.  Copies of the Indenture.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           Circus Circus Enterprises, Inc.
                           2880 Las Vegas Boulevard South

                           Las Vegas, Nevada  89109
                           Attention:  General Counsel

18.  Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties, ) JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

19.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                           (Signature Page To Follow)

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly
executed under its corporate seal this   th day of                   .


                                  SIGNATURES

                                  CIRCUS CIRCUS ENTERPRISES, INC.


                                  By:   Glenn Schaeffer
                                        -------------------------------------
                                        Name: Glenn Schaeffer
                                        Title: President, CFO, and Treasurer


                                  By:   Michele Russo
                                        -------------------------------------
                                        Name: Michele Russo
                                        Title:
(SEAL)

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


          This is one of the Notes of the series designated "9 1/4% Senior Subordinated Notes due 2005," pursuant to the Indenture.



                                       THE BANK OF NEW YORK,
                                             as Trustee



                                       By:  ___________________________________
                                            Authorized Signatory



Date of Authentication:

                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                         sells, assigns and transfers to

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE: ____________________________________________________________

________________________________________________________________________________
                   (Please Print or Typewrite Name and Address
                         including Zip Code of Assignee)

________________________________________________________________________________

the within Note of ________________________ and ____________________ hereby does irrevocably constitute and appoint

________________________________________________________________________________

Attorney to transfer said Note on the books of the within-named Company with full power of substitution in the premises.

Dated: _________________________________________________________________________

________________________________________________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:


__________________________________
       Authorized Signature

Signature guarantee should be made by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such guarantee program acceptable to the Trustee.

          AND WHEREAS, all acts and things necessary to make the Notes of this series, when executed by the Company and authenticated and delivered by or on behalf of the Trustee as in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed;

          NOW, THEREFORE, in order to declare the terms and conditions upon which the Notes of this series are executed, registered, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of such Notes by the holders thereof and of the sum of one dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of such Notes, as follows:

                                    ARTICLE I

                      CREATION AND AUTHORIZATION OF SERIES

          There is hereby created and authorized the series of Notes entitled the "9 1/4% Senior Subordinated Notes due 2005," which shall be a closed series limited to $275,000,000 aggregate principal amount (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of this series pursuant to Sections 3.06, 3.07,
3.09 or 11.06).

                                   ARTICLE II

                  SPECIAL PROVISIONS APPLICABLE TO THIS SERIES

          (a) Officers signing the Notes for the Company may do so by manual signature. The Company's seal may be manually applied to the Notes.

          (b) This Supplemental Indenture and each Note of this series shall be governed by and construed in accordance with the laws of the State of Nevada, except as otherwise required by mandatory provisions of law.

                           (Signature Page To Follow)

          IN WITNESS WHEREOF, the Company and the Trustee have caused their names to be signed hereto by their respective officers hereunto duly authorized, all as of the day and year first above written.

                                       SIGNATURES

                                       CIRCUS CIRCUS ENTERPRISES, INC.


                                       By:
                                           ---------------



                                       THE BANK OF NEW YORK,
                                            as Trustee


                                       By:
                                            -------------
                                            Name:
                                            Title: